   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1998.

                                                    REGISTRATION NO. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                               FIRSTAR CORPORATION
             (Exact name of registrant as specified in its charter)


           Wisconsin                                        39-1940778
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                 777 East Wisconsin Avenue, Milwaukee, Wisconsin   53202
   (Address, including zip code, of registrant's principal executive offices)

                             ______________________

                           STAR BANC CORPORATION 1986
                              STOCK INCENTIVE PLAN

                 STAR BANC CORPORATION 1991 AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN

                           STAR BANC CORPORATION 1993
                         STOCK OPTION PLAN FOR EMPLOYEES

                           STAR BANC CORPORATION 1996
                     STARSHARE INCENTIVE PLAN FOR EMPLOYEES

                           STAR BANC CORPORATION 1996
                              STOCK INCENTIVE PLAN

                         STAR BANC CORPORATION DIRECTOR
                              STOCK INCENTIVE PLAN

                            FIRSTAR CORPORATION 1998
                           INCENTIVE STOCK OPTION PLAN

                           GREAT FINANCIAL CORPORATION
                                   STOCK PLAN

                           TRANS FINANCIAL CORPORATION
                             1998 STOCK OPTION PLAN

                           TRANS FINANCIAL CORPORATION
                             1990 STOCK OPTION PLAN

                           TRANS FINANCIAL CORPORATION
                             1992 STOCK OPTION PLAN

                           TRANS FINANCIAL CORPORATION
                             1994 STOCK OPTION PLAN

                           TRANS FINANCIAL CORPORATION
                               1995 EXECUTIVE PLAN

                           TRANS FINANCIAL CORPORATION
                          1996 CONSOLIDATED STOCK PLAN

                              (Full title of plans)

                                 _____________

                             Jennie P. Carlson, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                               Firstar Corporation
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 765-4321
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 _____________


                       CALCULATION OF REGISTRATION FEE

==============================================================================================================
Title of                  Amount to be         Proposed              Proposed maximum        Amount of
securities to be          registered           maximum               aggregate offering      registration fee
registered                                     offering price        price
                                               per unit
--------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value(1)         11,086,836
                          shares(2)            n/a                   n/a                     (3)
--------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value(1)         6,538,457
                          shares(4)            $73.625 (5)           $481,393,896 (5)        $133,828
--------------------------------------------------------------------------------------------------------------
  Total                   17,625,293
                          shares                                                             $133,828
==============================================================================================================

(1) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.

(2) Consists of shares in the following amounts subject to outstanding options under the indicated stock option or incentive plan (the "Plans"): Star Banc Corporation - 1986 Stock Incentive Plan, 94,972; 1991 Amended and Restated Stock Incentive Plan, 4,212,698; 1993 Stock Option Plan for Employees, 35,230; 1996 StarShare Incentive Plan for Employees, 833,311; 1996 Stock Incentive Plan, 1,224,096; and Director Incentive Plan, 325,500; Firstar Corporation 1998 Incentive Stock Option Plan, 4,031,688; Great Financial Corporation Stock Plan, 21,994; Trans Financial Corporation - 1998 Stock Option Plan, 3,670; 1990 Stock Option Plan, 4,185; 1992 Stock Option Plan, 12,315; 1994 Stock Option Plan, 125,507; 1995 Executive Plan, 67,522 and 1996 Consolidated Stock Plan, 94,148.

(3) All shares were included in those registered under the Registrant's Registration Statement on Form S-4, No. 333-64099. Therefore, no additional registration fee is payable.

(4) Consists of shares available for option grants under the Star Banc Corporation 1991 Amended and Restated Stock Incentive Plan (507,569 shares) and the Star Banc Corporation 1996 Stock Incentive Plan (6,030,888 shares).

(5) Calculated pursuant to Rule 457(h)(l) based upon the average of the high and low sale prices on December 15, 1998 as reported on the New York Stock Exchange.



                             INTRODUCTORY STATEMENT

         Firstar Corporation (formerly named Firstar (WI) Corporation) (the "Registrant") is filing this Registration Statement on Form S-8 to register shares of its common stock, $.01 par value ("Firstar Common Stock"), issuable in connection with the Plans (as defined in note (1) above).

         On November 20, 1998, pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") dated as of September 17, 1998, as amended, among Firstar Corporation ("Old Firstar"), the Registrant (formerly a wholly-owned subsidiary of Old Firstar), Firstar Merger Corporation, formerly a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Star Banc Corporation ("Star"), among other things: (a) Merger Sub was merged into Old Firstar, (b) each outstanding share of the common stock of Old Firstar, other than shares held directly or indirectly by Old Firstar, was converted into the right to receive 0.76 share of Firstar Common Stock, (c) Star was merged into Old Firstar, (d) each outstanding share of the common stock of Star, other than dissenting shares and shares held directly or indirectly by Star, was converted into the right to receive one share of Firstar Common Stock, (e) Old Firstar was renamed "Firstar Holdings Corporation" and became a wholly-owned subsidiary of the Registrant, (f) the Registrant was renamed "Firstar Corporation" and (g) the Registrant assumed Old Firstar's and Star's obligations under the Plans and may issue shares of Firstar Common Stock pursuant to the terms of the Plans.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below filed by the Registrant and its predecessor, Old Firstar, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

         (a) Old Firstar's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) All other reports filed by Old Firstar and the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1998;

         (c) The Joint Proxy Statement-Prospectus dated September 23, 1998 filed by the Registrant as part of its Registration Statement on Form S-4, No. 333-64099, under the Securities Act of 1933 (which includes or incorporates by reference pro forma financial statements relating to the merger of Old Firstar and Star and historical financial statements of Star);

         (d) The description of the Registrant's Common Stock contained in its report on Form 8-K dated November 20, 1998, including any amendment or report filed for the purpose of updating such description; and

         (e) The description of the Registrant's Preferred Stock Purchase Rights included in its Registration Statement on Form 8-A dated December 1, 1998.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Firstar Common Stock offered hereby has been passed upon for the Registrant by Jennie P. Carlson, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. Ms. Carlson beneficially owns 18,627 shares of the Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the provisions of Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, directors and officers are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under Section 180.0828 of the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

         The Registrant's By-Laws contain similar indemnification provisions as to its directors and officers.

         Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

         The Registrant intends to maintain a liability insurance policy for officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement.

         Exhibit No.
         -----------

          5                Opinion of Counsel
         23.1              Consent of KPMG Peat Marwick LLP
         23.2              Consent of Arthur Andersen LLP
         23.3              Consent of Counsel (included in Exhibit 5)
         24                Power of Attorney

         The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         *(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         *(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

_______________

*        Paragraph references correspond to those of Item 512 of Regulation S-K.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin as of the 17th day of December, 1998.

                                     FIRSTAR CORPORATION


                                     By: /s/ Jerry A. Grundhofer
                                        ---------------------------------------
                                          Jerry A. Grundhofer
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 17th day of December, 1998.

Signature                                Title
---------                                -----

/s/ Roger S. Fitzsimonds*                Chairman of the Board
-------------------------------
Roger L. Fitzsimonds


/s/ Jerry A. Grundhofer                  Director, President and Chief
-------------------------------          Executive Officer (principal executive
Jerry A. Grundhofer                      officer)


/s/ David M. Moffett                     Executive Vice President and Chief
-------------------------------          Financial Officer (principal financial
David M. Moffett                         officer)


/s/ James D. Hogan                       Senior Vice President and Corporate
-------------------------------          Controller (principal accounting
James D. Hogan                            officer)


/s/ Paul M. Baker*                       Director
-------------------------------
Paul M. Baker


/s/ Michael E. Batten*                   Director
-------------------------------
Michael E. Batten


/s/ James R. Bridgeland, Jr.*            Director
-------------------------------
James R. Bridgeland, Jr.


/s/ Laurance L. Browning, Jr.*           Director
-------------------------------
Laurance L. Browning, Jr.

/s/ Robert C. Buchanan*                  Director
---------------------------------
Robert C. Buchanan


/s/ Victoria B. Buyniski*                Director
---------------------------------
Victoria B. Buyniski


/s/ Samuel M. Cassidy*                   Director
---------------------------------
Samuel M. Cassidy


/s/ George M. Chester, Jr.*              Director
---------------------------------
George M. Chester, Jr.


/s/ V. Anderson Coombe*                  Director
---------------------------------
V. Anderson Coombe


/s/ John C. Dannemiller*                 Director
---------------------------------
John C. Dannemiller


/s/ James L. Forbes*                     Director
---------------------------------
James L. Forbes


/s/ David B. Gavin*                      Director
---------------------------------
David B. Gavin


/s/ J.P. Hayden, Jr.*                    Director
---------------------------------
J. P. Hayden, Jr.


/s/ Joe Hladky*                          Director
---------------------------------
Joe Hladky


/s/ Roger L. Howe*                       Director
---------------------------------
Roger L. Howe


/s/ Thomas J. Klinedinst, Jr.*           Director
---------------------------------
Thomas J. Klinedinst, Jr.


/s/ William H. Lacy*                     Director
---------------------------------
William H. Lacy


/s/ Sheldon B. Lubar*                    Director
---------------------------------
Sheldon B. Lubar

/s/ Kenneth P. Manning*                  Director
---------------------------------
Kenneth P. Manning


/s/ Daniel F. McKeithan, Jr.*            Director
---------------------------------
Daniel F. McKeithan, Jr.


/s/ Charles S. Mechem, Jr.*              Director
---------------------------------
Charles S. Mechem, Jr.

                                         Director
---------------------------------
Daniel J. Meyer


/s/ David B. O'Maley*                    Director
---------------------------------
David B. O'Maley


/s/ Robert J. O'Toole*                   Director
---------------------------------
Robert J. O'Toole


/s/ O'dell M. Owens, M.D.*               Director
---------------------------------
O'dell M. Owens, M.D.


/s/ Thomas E. Petry*                     Director
---------------------------------
Thomas E. Petry

/s/ Judith D. Pyle*                      Director
---------------------------------
Judith D. Pyle


/s/ John J. Stollenwerk*                 Director
---------------------------------
John J. Stollenwerk


/s/ Oliver W. Waddell*                   Director
---------------------------------
Oliver W. Waddell


/s/ William Wadsworth Wirtz*             Director
---------------------------------
William Wadsworth Wirtz


*Pursuant to Power of Attorney


/s/ Jennie P. Carlson
---------------------------------
Jennie P. Carlson, Attorney-in-Fact